Exhibit 99.1

AERWINS Announces Planned Business

Collaboration in the U.A.E. Market

Tokyo, Japan – February 9, 2023 – AERWINS Technologies Inc. (NASDAQ: AWIN) (“AERWINS” or the “Company”), the developer and manufacturer of air mobility platform, C.O.S.M.O.S. (Centralized Operating System for Managing Open Sky), and the XTURISMO Limited Edition Hoverbike, has announced today that in order to facilitate the smooth delivery of air mobility vehicles in the Middle East, the Company and the Company’s wholly owned subsidiary, A.L.I. Technologies Inc., has entered into a Joint Venture Agreement with Vault Investments LLC, pursuant to which A.L.I. Technologies Inc. agreed to establish a joint venture company in the United Arab Emirates (“U.A.E.”) as a production and marketing base for the AERWINS air mobility products and solutions in the U.A.E.

AERWINS believes this initiative will provide a pipeline to the U.A.E and Middle East governments and markets, as well as accelerate the delivery of the products and solutions to the Gulf Cooperation Council region. AERWINS is planning to conduct a flight demonstration in the U.A.E. this spring to relevant entities and institutions.

About AERWINS Technologies Inc.

Under the mission statement Changing Society from the Top Down, AERWINS Technologies has developed and released an air mobility platform, C.O.S.M.O.S. (Centralized Operating System for Managing Open Sky), and the XTURISMO Limited Edition Hoverbike. AERWINS will continue to innovate, unbound by existing ideas, to develop and deploy systems that are necessary for the realization of an air mobility society. For more information, please visit https://aerwins.us/.

About Vault Investment LLC

Lootah established Vault Investments LLC in 2012; one of Dubai’s most dynamic, interconnected, technology-oriented and innovative investment and advisory firms. Holding a portfolio with companies worth over $500 Million, Vault Investments has diversified into technology, retail, commercial, real assets and trading sectors and has a wide geographical footprint covering GCC, India, Egypt, APAC and Europe.

The Lootah is a family, which belonged to the Al Bu Humeir tribe and moved from Abu Dhabi to Dubai, and got the name Lootah. Its forefathers lived in Dubai for 200 years and later moved to Ajman, driven by the demands of a livelihood. The Lootah family was in pearling, gold trading along with the real estate business. Once They returned to Dubai in the 1940s, the family entered the construction business. Lootah then got into various business such as banking (Initiated Dubai Islamic Bank), manufacturing, food and beverage, food processing (Al Islami foods), oil and gas and always look at new areas of investments. The family has well known and notable members who had a great presence in both the government and private sectors, and always worked for the benefit of the nation. Sultan Lootah is currently the CEO of Vault Investments LLC. Sultan Lootah was raised in a business family, holds an MBA in strategic management, a degree in technology and public policy, along with 23 years of experience in public and private sector, he has led various government initiatives and creative, diversified and successful businesses.

Website: https://vault-inv.com

https://www.gsequity.com/team-item/sultan-ali-rashed-lootah/

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond AERWINS control. While AERWINS believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to AERWINS on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties. Actual results could be materially different. AERWINS undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Contacts

PR Inquiries:

Mayuko Okamoto

Public Relations

info@aerwins.us

Investor Contact:

John Yi or Thomas Thayer

Gateway Investor Relations

949-574-3860

AERWINS@gatewayir.com